Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2011 FIRST QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 5.1 PERCENT SINCE 2010 YEAR END
          NEW YORK, NY, April 28, 2011 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at March 31, 2011 was $341.84, an increase of 5.1% from stockholders’ equity per common share of $325.31 at December 31, 2010 (all as adjusted for the stock dividend declared in February 2011), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany’s 2011 first quarter net earnings were $71.3 million, or $7.99 per common share (presented on a basic basis throughout), compared with net earnings of $58.2 million, or $6.31 per common share, in the first quarter of 2010. Consolidated cash and invested assets were approximately $4.95 billion at March 31, 2011, compared with $4.88 billion at December 31, 2010.
          Commenting on Alleghany’s 2011 first quarter results, Mr. Hicks stated that “I am pleased that we were able to grow stockholders’ equity per common share by 5.1% despite the continuation of a competitive property and casualty insurance market. The results reflect underwriting profits at our RSUI and CATA subsidiaries and the strong performance of our equity portfolio. RSUI and CATA recognized positive development of prior year reserves during the 2011 first quarter with RSUI releasing a net $15.8 million of prior accident year loss reserves and CATA releasing a net $1.7 million of prior accident year loss reserves.”

          “With respect to our investment performance, the total return on our investments on a consolidated basis, excluding other invested assets consisting primarily of our Homesite and ORX investments, was 4.3% in the first quarter of 2011, with our fixed income portfolio providing a total return of 0.8% and our equity portfolio providing a total return of 10.4%, compared with the S&P 500’s total return of 5.9% for the same period.”
          2011 first quarter net earnings amounts include the following components:

	Three months ended March 31
	Amount		Per Share
(in millions, except per share amounts)	2011	2010	2011	2010
Net catastrophe (losses) after tax*	$(1.9)	$0.3	$(0.21)	$0.03
Net realized capital gains after tax	$22.6	$17.2	$2.53	$1.87
Other than temporary impairment (losses) after tax	$—	$(0.7)	$—	$(0.08)

*	The first three months of 2010 reflect reserve releases by RSUI in the 2010 first quarter which more than offset total catastrophe losses in such period.

     A summary of Alleghany’s results for the three months ended March 31, 2011 and 2010 is as follows:

	Three months ended
	March 31
(in millions)	2011	2010	Change
AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$49.0	$36.8	$12.2
CATA	0.7	0.3	0.4
PCC	(6.3)	(5.4)	(0.9)

	43.4	31.7	11.7
Net investment income	30.2	33.4	(3.2)
Net realized capital gains	34.7	22.7	12.0
Other than temporary impairment losses (3)	—	(1.1)	1.1
Other income, less other expenses	(9.7)	(8.4)	(1.3)

Total AIHL insurance group	$98.6	$78.3	$20.3

Corporate activities (4)
Net investment income	1.4	(1.9)	3.3
Net realized capital gains	—	3.8	(3.8)
Other than temporary impairment losses (3)	—	—	—
Other income	0.7	—	0.7
Corporate administration and other expenses	6.8	5.7	(1.1)
Interest expense	4.4	0.1	(4.3)

Total Corporate activities	(9.1)	(3.9)	(5.2)

Total	$89.5	$74.4	$15.1

Income taxes	18.2	16.2	(2.0)

Net earnings	$71.3	$58.2	$13.1

(1)	Alleghany Insurance Holdings LLC (“AIHL”), the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Pacific Compensation Corporation (“PCC”), as well as AIHL Re LLC.

(2)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income or other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Reflects impairment charges for unrealized losses related to the investment portfolio that are required to be charged against earnings as realized losses.

(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated (“Homesite”) and ORX Exploration, Inc. (“ORX”), and corporate activities at the parent level.
          Results for the 2011 first quarter, compared with the corresponding 2010 period, primarily reflect an increase in pre-tax net earnings at AIHL, partially offset by higher pre-tax net losses at Corporate activities. The increase in AIHL’s 2011 first quarter pre-tax earnings primarily reflects an increase in AIHL insurance group underwriting profit and an increase in net realized capital gains. The increase in AIHL underwriting profit is primarily the result of a decrease in loss and loss adjustment expenses at RSUI, primarily reflecting a net $15.8 million release of prior year reserves during the 2011 first quarter, compared with a net $7.5 million increase in prior year reserves during the corresponding 2010 period. Results at Corporate activities in the 2011 first quarter primarily reflect higher interest expenses and the absence of net realized capital gains, partially offset by an increase in net investment income. The higher interest expenses primarily reflect Alleghany’s issuance in the 2010 third quarter of senior long-term debt while the increase in net investment income is due primarily to higher dividend income and a decrease in equity losses at Alleghany’s Homesite and ORX investments.
          Information regarding the pre-tax results of AIHL’s operating units is attached as Exhibit A. During the first quarter of 2011, Alleghany purchased in the open market an aggregate of 20,854 shares of its common stock for approximately $6.4 million, at an average price per share of $306.99 (such share and average price amounts are not adjusted for the stock dividend declared in February 2011), pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common stock. As of April 27, 2011, Alleghany had 8,928,054 shares of its common stock outstanding, adjusted to reflect the stock dividend declared in February 2011.
          Additional information regarding Alleghany’s 2011 first quarter results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended March 31, 2011, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 5, 2011. The Form 10-Q will be available on Alleghany’s website at www.alleghany.com and on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

Comment on Regulation G
          This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included in Exhibit A of this press release. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
          Alleghany shows earnings before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains, other-than-temporary impairment losses and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings before income taxes may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
          This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty insurance industry;

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by AIHL’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of AIHL’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to AIHL’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes, including the new federal financial regulatory reform of the insurance industry established by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts; and

•	increases in the levels of risk retention by AIHL’s insurance operating units.
     Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on Alleghany’s behalf.

Exhibit A
AIHL Operating Unit Pre-Tax Results

(in millions, except ratios)	RSUI	CATA	PCC	AIHL
Three months ended March 31, 2011
Gross premiums written	$212.2	$37.6	$0.4	$250.2
Net premiums written	130.8	35.4	0.4	166.6

Net premiums earned (1)	$141.6	$39.3	$0.1	$181.0
Loss and loss adjustment expenses	51.2	19.1	0.7	71.0
Commission, brokerage and other underwriting expenses (2)	41.4	19.5	5.7	66.6

Underwriting profit (loss) (3)	$49.0	$0.7	$(6.3)	$43.4

Net investment income (1)
Net realized capital gains (1)				30.2
Other than temporary impairment losses (1)				34.7
Other income (1)				—
Other expenses (2)				0.1
Earnings before income taxes				9.8

				$98.6

Loss ratio (4)
Expense ratio (5)	36.2%	48.5%	762.5%	39.2%
Combined ratio (6)	29.2%	49.7%	5857.3%	36.8%

	65.4%	98.2%	6619.8%	76.0%
Three months ended March 31, 2010

Gross premiums written	$222.0	$40.6	$2.4	$265.0
Net premiums written	130.3	38.2	2.3	170.8

Net premiums earned (1)	$150.3	$40.6	$3.8	$194.7
Loss and loss adjustment expenses	72.8	21.0	2.8	96.6
Commission, brokerage and other underwriting expenses (2)	40.7	19.3	6.4	66.4

Underwriting profit (loss) (3)	$36.8	$0.3	$(5.4)	$31.7

Net investment income (1)				33.4
Net realized capital gains (1)				22.7
Other than temporary impairment losses (1)				(1.1)
Other income (1)				0.1
Other expenses (2)				8.5

Losses before income taxes				$78.3

Loss ratio (4)	48.5%	51.6%	74.2%	49.6%
Expense ratio (5)	27.1%	47.6%	166.3%	34.1%

Combined ratio (6)	75.6%	99.2%	240.5%	83.7%

(1)	Represent components of total revenues.

(2)	Commissions, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses. Underwriting profit does not replace net earnings determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net earnings attributable to their underwriting performance. With the addition of net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Commissions, brokerage and other underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and commission, brokerage and other underwriting expenses.

A-1

ALLEGHANY CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 3/31/11			THREE MONTHS ENDED 3/31/10
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$180,980	$0	$180,980	$194,700	$0	$194,700
Net investment income	30,188	1,391	31,579	33,381	(1,952)	31,429
Net realized capital gains	34,692	0	34,692	22,695	3,772	26,467
Other than temporary impairment losses	0	0	0	(1,077)	0	(1,077)
Other income	131	754	885	137	(4)	133

Total revenues	245,991	2,145	248,136	249,836	1,816	251,652

Costs and expenses
Loss and loss adjustment expenses	71,022	0	71,022	96,627	0	96,627
Commissions, brokerage and other underwriting expenses	66,528	0	66,528	66,356	0	66,356
Other operating expenses	9,780	466	10,246	8,358	493	8,851
Corporate administration	11	6,368	6,379	12	5,222	5,234
Interest expense	78	4,374	4,452	149	70	219

Total costs and expenses	147,419	11,208	158,627	171,502	5,785	177,287

Earnings (loss) before income taxes	$98,572	($9,063)	89,509	$78,334	($3,969)	74,365

Income taxes			18,169			16,196

Net earnings			$71,340			$58,169

ALLEGHANY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share amounts)

	March 31,	December 31,
	2011	2010
Assets
Investments
Available for sale securities at fair value:
Equity securities (cost: 2011 $1,284,686; 2010 $1,310,009)	$1,598,682	$1,500,686
Debt securities (amortized cost: 2010 $2,783,146; 2010 $2,778,117)	2,831,302	2,832,411
Short-term investments	246,072	264,811

	4,676,056	4,597,908
Other invested assets	204,634	207,294

Total investments	4,880,690	4,805,202

Cash	64,881	76,741
Premium balances receivable	144,251	128,075
Reinsurance recoverables	867,777	873,295
Ceded unearned premium reserves	137,684	144,065
Deferred acquisition costs	65,814	67,692
Property and equipment at cost, net of accumulated depreciation and amortization	20,189	19,504
Goodwill and other intangibles, net of amortization	141,474	142,312
Net deferred tax assets	17,714	77,147
Other assets	189,525	97,666

	$6,529,999	$6,431,699

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$2,290,226	$2,328,742
Unearned premiums	503,105	523,927
Senior Notes	298,952	298,923
Reinsurance payable	44,353	41,500
Current taxes payable	2,557	3,220
Other liabilities	338,824	326,519

Total liabilities	3,478,017	3,522,831

Common stock (shares authorized: 2011 and 2010 - 22,000,000; issued and outstanding:
2011 - 9,300,143; 2010 - 9,300,448)	9,118	9,118
Contributed capital	928,248	928,816
Accumulated other comprehensive income	241,866	170,262
Treasury stock, at cost (2011 - 364,793 shares; 2010 - 351,532 shares)	(103,926)	(99,686)
Retained earnings	1,976,676	1,900,358

Total stockholders’ equity	3,051,982	2,908,868

	$6,529,999	$6,431,699